EXHIBIT 99.1
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Contacts:   NICOLE  MALONEY                            TONI  MARIE  HART
            Public  Relations                          Investor  Relations
            FitzGerald Communications, Inc.            Insightful  Corporation
            415-677-0211                               206-283-8802  x378
            nmaloney@fitzgerald.com                    toni@insightful.com


                         INSIGHTFUL PURCHASES PREDICT AG

     COMPANY ACQUIRES LEADING ANALYTIC CRM SOLUTION PROVIDER IN SWITZERLAND


SEATTLE - September 18, 2001 - Insightful Corporation (NASDAQ: IFUL), a leading provider of scalable enterprise software solutions for data analysis, announced today that it has signed a definitive agreement to acquire Predict AG, the leading provider of business analytic solutions in Switzerland. This acquisition provides Insightful(TM) with a European professional services headquarters consisting of a multi-lingual team of business and technical experts in analytic CRM, business intelligence, data mining, data warehousing, predictive modeling, and statistical analysis. Insightful will enhance the team with sales and support personnel for S-PLUS(R), StatServer(R) and S-PLUS Analytic Server(TM).

"The establishment of our European professional services hub will play a crucial role in our business growth throughout Europe," said Shawn Javid, chairman, president and CEO of Insightful. "The expertise, deep customer relationships, and entrepreneurial spirit of the Predict team will be fundamental to the expansion of the Insightful analytic services practice in Europe. I am pleased to welcome Patrick Schuenemann, the CEO of Predict, to the Insightful executive management team in the role of vice president and general manager of European operations."

"The synergies of Insightful and Predict are incredible and the combined entity will serve our customers better than either could have separately," said Patrick Schuenemann. "The combination of our respective technologies and intellectual capital will enable us to take a leadership position in the global analytic CRM market. Business intelligence requires accurate data analysis and, as part of Insightful, we are able to deliver superior technology and expertise to our customers."


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With  the  establishment  of  this  new  subsidiary, Insightful now has European direct sales, professional services, and customer support presence in France, Germany, Switzerland and the United Kingdom. Insightful customers in Switzerland include: Credit Suisse, ETH, Novartis, Roche, UBS, and Viseca.

Under the terms of the agreement, Insightful acquires 100% of the outstanding stock of Predict AG for approximately $1.5 million in cash, $0.7 million in Insightful stock, plus stock options. This transaction is accretive and will be accounted for in the third quarter of 2001 using the purchase method of accounting. All 20 Predict employees, headquartered in Basel, have become Insightful employees.

ABOUT  INSIGHTFUL
Insightful Corporation (NASDAQ: IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistics, data mining and predictive analysis, which expedite accurate decision-making and improve business performance.

Insightful's products, including S-PLUS(R), StatServer(R) and S-PLUS Analytic Server(TM), play a key role in data warehousing and business intelligence initiatives by delivering analytical tools and graphical reports that convert data into insight. Insightful also provides consulting, application development outsourcing, data integration and training focused on data analysis and predictive modeling. The company has been delivering data analysis solutions for over a decade to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications and manufacturing, plus many research institutions.

Headquartered in Seattle, Insightful has offices in New York City, North Carolina, France, Germany, Switzerland, and the United Kingdom with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-206-283-8802.

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NOTE  TO  INVESTORS  -  FORWARD  LOOKING  STATEMENTS
This release contains information about management's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, but not limited to, the risks associated with distribution channels; the risks


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associated  with  international  operations;  the  risks  associated  with acquisitions; the risks associated with investments in new products and services; and the ability to enhance current products and to introduce new products in a timely fashion. Please refer to the cautionary statements appearing in Insightful's Annual and Quarterly Reports and prospectus filed with the Securities and Exchange Commission for a discussion of these and other various factors that could cause Insightful's actual results to differ materially from those discussed in forward-looking statements.

Insightful, the Insightful logo, "intelligence from data" and S-PLUS Analytic Server are trademarks of Insightful Corporation. S-PLUS and StatServer are registered trademarks of Insightful Corporation. Other trademarks mentioned are the property of their respective owners.


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